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                                                            EXHIBIT 99(a)(1)(vi)
                             BANKERS TRUST CO., NA


                       AMENDED LETTER TO THE PARTICIPANTS


                          IN THE VERTRUE INCORPORATED

                           401(K) PROFIT SHARING PLAN


    SUPPLEMENT TO THE OFFER TO PURCHASE COMMON STOCK OF VERTRUE INCORPORATED



                                                               DECEMBER 20, 2004



To the Participants in the Vertrue Incorporated 401(k) Profit Sharing Plan (the "401(k) Plan"):


GENERAL


     On November 15, 2004, Vertrue Incorporated, a Delaware corporation, formerly known as Memberworks Incorporated (the "Company"), began its modified "Dutch Auction" tender offer to purchase up to 500,000 shares of its common stock, $0.01 par value per share, at a price specified by its stockholders of not greater than $35.00 nor less than $30.00 per share, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 15, 2004 (the "Original Offer to Purchase") and related Original Letter of Transmittal. This tender offer is being extended to all of the Company's stockholders, including all participants in the 401(k) Plan with respect to whom any of their 401(k) Plan accounts are invested, in the Company's common stock. The tender offer was scheduled to expire at 5:00 P.M., New York City Time, on December 15, 2004, with 401(k) Plan participant Direction Forms being due two business days prior to this date. When the tender offer was commenced, on November 15, 2004, the Company's name was MemberWorks Incorporated. On November 18, 2004, upon shareholder approval, the Company changed its name to Vertrue Incorporated. Therefore, all references in all documents related to the tender offer to "the Company", "MemberWorks", "we" or "us" refer to Vertrue Incorporated.



     THE COMPANY HAS EXTENDED THE EXPIRATION DATE OF THE TENDER OFFER TO 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, JANUARY 7, 2005 (THE "EXPIRATION DATE") AND A NEW DEADLINE FOR 401(K) PLAN PARTICIPANTS TO SUBMIT AN AMENDED DIRECTION FORM (THE "AMENDED DIRECTION FORM") HAS BEEN SET, AS FURTHER DISCUSSED BELOW. THE COMPANY HAS ALSO INCREASED THE PRICE PER SHARE AT WHICH STOCKHOLDERS MAY TENDER THEIR SHARES TO A PRICE NOT GREATER THAN $38.50 NOR LESS THAN $33.50 PER SHARE, WITHOUT INTEREST.



     The Offer to Purchase has been amended and supplemented by the Supplement to the Offer to Purchase dated December 20, 2004 (the "Supplement") and related amended Letter of Transmittal (the "Amended Letter of Transmittal"). The Offer to Purchase, together with the Original Offer to Purchase, as they may be amended or supplemented, the "Offer to Purchase" and the Amended Letter of Transmittal (the "Tender Offer Documents"), as each may be further amended or supplemented from time to time, together constitute the "tender offer". You may obtain copies of the Tender Offer Documents by calling The Altman Group, Inc., the information agent for the tender offer, at (800) 780-7314 (toll-free).



     This letter describes some, but not all, of the general terms of the tender offer and additional terms and conditions that are applicable only to participants in the 401(k) Plan. This letter, along with the Supplement and the Amended Letter of Transmittal, have been sent to you for your review because you are a participant in the 401(k) Plan who has shares of the Company common stock in your 401(k) Plan account. We urge you to read these documents, as well as the Original Offer to Purchase, which was distributed to you on November 15, 2004, carefully. Please note, however, that the Amended Letter of Transmittal is for informational purposes only. Do not use the Amended Letter of Transmittal to tender shares of Company's stock held in your 401(k) Plan account. You must use the enclosed Amended Direction Form and follow the instructions set forth in this letter to tender shares held in your 401(k) Plan account. For more information about the terms and conditions applicable to share held in the 401(k) Plan, please see the section entitled "Terms and Conditions for Tendering Shares Held in the 401(k) Plan" below.



     PARTICIPANTS IN THE 401(K) PLAN THAT PREVIOUSLY SPECIFIED ON A DIRECTION FORM ("ORIGINAL DIRECTION FORM") THAT THEY ARE WILLING TO SELL A PERCENTAGE OF THE

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SHARES HELD IN THEIR 401(K) PLAN ACCOUNT AT THE PRICE RANGE DETERMINED BY THE
COMPANY IN THE TENDER OFFER, AND THAT DO NOT WISH TO CHANGE THAT DIRECTION DO NOT NEED TO TAKE ANY ACTION IN RESPONSE TO THIS LETTER.



     ALL OTHER PREVIOUS TENDERS OF SHARES UNDER THE 401(K) PLAN ARE INVALID. IF YOU DO NOT COMPLETE THE ENCLOSED AMENDED DIRECTION FORM AND RETURN IT TO AMERICAN STOCK TRANSFER (AS DESCRIBED BELOW) FOR RECEIPT NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 5, 2005, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR 401(K) PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.


THE TENDER OFFER: PRICE AND PRORATION


     The Company will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not in excess of $38.50 nor less than $33.50 per share, that it will pay for the shares validly tendered pursuant to the tender offer and not properly withdrawn, taking into account the number of shares so tendered and the prices specified by tendering stockholders. The Company will select the lowest purchase price that will allow it to purchase 500,000 shares or if a lesser number of shares are validly tendered, such lesser number as are validly tendered and not properly withdrawn. All stockholders whose shares are purchased by the Company will receive the purchase price for each share purchased in the tender offer. The Company reserves the right to purchase up to an additional number of shares, not to exceed 2% of its outstanding shares, subject to applicable legal requirements, without extending the tender offer.



     AS A PARTICIPANT IN THE 401(K) PLAN, YOU SHOULD BE AWARE THAT THE 401(K) PLAN IS PROHIBITED FROM SELLING SHARES TO THE COMPANY FOR A PRICE THAT IS LESS THAN THE PREVAILING MARKET PRICE. ACCORDINGLY, IF YOU ELECT TO TENDER SHARES HELD IN YOUR 401(K) PLAN ACCOUNT AT A PRICE THAT IS LOWER THAN THE CLOSING SALE PRICE OF SHARES ON THE NASDAQ NATIONAL MARKET ("NADSAQ") ON THE EXPIRATION DATE, THE TENDER PRICE YOU ELECT WILL BE DEEMED TO HAVE BEEN INCREASED TO THE CLOSEST TENDER PRICE THAT IS NOT LESS THAN THAT CLOSING PRICE. THIS MAY RESULT IN SUCH SHARES NOT BEING ELIGIBLE FOR PURCHASE. ADDITIONALLY, IF THE PREVAILING MARKET PRICE IS HIGHER THAN THE HIGHEST TENDER PRICE (I.E., $38.50), YOUR SHARES WILL NOT BE ELIGIBLE FOR PURCHASE.


     Upon the terms and subject to the conditions of the tender offer, if more than 500,000 shares have been validly tendered and not properly withdrawn prior to the Expiration Date, at prices at or below the purchase price, the Company will purchase shares on the following basis:


          1. first, all shares validly tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date by or on behalf of any stockholder who owns of record or beneficially, an aggregate of fewer than 100 shares ("odd lots") and who validly tenders all of such shares (partial and conditional tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Amended Letter of Transmittal or Amended Direction Form (as the case may be), although, as discussed below, this does not apply to you as a 401(k) Plan participant;


          2. second, after purchase of all the shares properly tendered by odd lot holders, subject to the conditional tender provisions described in
     Section 6 of the Offer to Purchase, all other shares validly tendered at or below the purchase price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary, with appropriate adjustments to avoid purchases of fractional shares; and

          3. finally, if necessary to permit the Company to purchase 500,000 shares, shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the Expiration Date, will, to the extent feasible, be selected for purchase by random lot in accordance with Section 6 of the Offer to Purchase. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.


     If any stockholder tenders all of his or her shares and wishes to avoid proration or to limit the extent to which only a portion of such shares may be purchased because of the proration provisions, the stockholder may tender shares subject to the condition that a specified minimum number of shares or none of such shares be purchased. See Sections 1, 2 and 6 of the Original Offer to Purchase. All shares not purchased pursuant to the tender offer, including shares tendered at prices greater than the purchase price and shares not purchased because of proration, or because they were conditionally

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tendered and not accepted for purchase, will be returned to the tendering shareholder promptly following the Expiration Date.

TERMS AND CONDITIONS FOR TENDERING SHARES HELD IN THE 401(K) PLAN


     The remainder of this letter summarizes the terms and conditions applicable to shares held in the 401(k) Plan and the procedures for completing the enclosed Amended Direction Form. You should also review the more detailed explanation of the tender offer provided in the Offer to Purchase and the Amended Letter of Transmittal.



     Bankers Trust Co., N.A. ("Bankers Trust") is the trustee and the holder of record of shares held in your 401(k) Plan account. As the holder of record, only Bankers Trust can tender the shares held in your 401(k) Plan account. Principal Financial Group ("Principal Financial") is the record keeper of the 401(k) Plan. Bankers Trust will tender the shares in your 401(k) Plan account pursuant to your tender instructions. You may submit instructions to tender (i.e., offer to sell) some or all of the shares (excluding fractional shares) currently allocated to your 401(k) Plan account by following the procedures described herein and completing the enclosed Amended Direction Form. Please carefully follow the instructions outlined here if you want to direct Bankers Trust to tender some or all of the shares held on your behalf in your 401(k) Plan account. Failure to follow these instructions properly will make your tender instructions invalid.



     The Company has hired American Stock Transfer and Trust Company ("American Stock Transfer") to tabulate your tender directions. American Stock Transfer will provide the tabulation information to Bankers Trust and Principal Financial so that the tender instructions in your Amended Direction Form or your Original Direction Form (if applicable), if you choose to participate in the tender offer, are reflected in your 401(k) Plan account balance. Bankers Trust will then, in turn, tender shares held in your 401(k) Plan account at the prices specified by you pursuant to your tender instructions.



     PLEASE NOTE THAT UNLESS THE TENDER OFFER IS FURTHER EXTENDED, YOU MUST SEND YOUR AMENDED DIRECTION FORM TO AMERICAN STOCK TRANSFER BY 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 5, 2005, WHICH DATE IS TWO BUSINESS DAYS PRIOR TO THE EXPIRATION DATE. IF YOU DO NOT COMPLETE THE ENCLOSED AMENDED DIRECTION FORM AND RETURN IT BY THIS DATE, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR 401(K) PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.



     You may submit tender instructions to Bankers Trust by mailing your completed Amended Direction Form to American Stock Transfer. The mailing address is as follows:


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                      59 Maiden Lane, Plaza Level -- Lobby
                            New York, New York 10038


     You may withdraw any tender instructions submitted to American Stock Transfer, as long as you do so prior to 5:00 p.m. on Wednesday, January 5, 2005. (For more information on how to withdraw your tender instructions, please see
Section 6 below.) If the tender offer is further extended, the deadline for receipt of your Amended Direction Form will be 5:00 p.m., New York City time, on the second business day prior to the expiration of the tender offer, as extended. Your withdrawal rights will also expire at this time if the tender offer is extended.


     IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN YOUR 401(K) PLAN ACCOUNT, TAKE NO ACTION.


     Cash received from any shares tendered and accepted for payment by the Company will be deposited into your 401(k) Plan account in the Principal Stable Value Fund until you allocate the purchase price among the various investment choices under the 401(k) Plan in accordance with the terms of the 401(k) Plan. Any shares tendered by you but not accepted by the Company in the tender offer will be credited back to your 401(k) Plan account as shares of common stock held in the Vertrue Stock Fund in your 401(k) Plan account.



     If you tender shares, such shares will be deemed withdrawn from your 401(k) Plan account as of 5:00 p.m., New York City Time, on Wednesday, January 5, 2005 (i.e., the deadline for sending your Amended Direction Form to American Stock Transfer and Trust Company). After the tender offer has expired, all tender directions will be tabulated,

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which may take up to five to seven business days. Soon thereafter, you will be sent an electronic confirmation notice regarding your investment transfer by Principal Financial.



     Because the terms and conditions of the Offer to Purchase and the Amended Letter of Transmittal will govern the tender of the shares held in your 401(k) Plan account, you should read these documents carefully. THE AMENDED LETTER OF TRANSMITTAL, HOWEVER, IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES THAT ARE HELD ON YOUR BEHALF IN YOUR 401(K) PLAN ACCOUNT. The Amended Letter of Transmittal may only be used to tender shares held outside of the 401(k) Plan. If you hold shares outside of the 401(k) Plan and wish to tender those shares as well as shares held in your 401(k) Plan account, you must comply with the procedures described in the Offer to Purchase and the Amended Letter of Transmittal for your shares held outside of the 401(k) Plan, and submit an Amended Direction Form for shares held in your 401(k) Plan account.



     You may obtain information about the number of shares allocated to your 401(k) Plan account by calling Principal Financial at 1-800-547-7754. PLEASE NOTE THAT THE NUMBER OF SHARES IN YOUR 401(K) PLAN ACCOUNT MAY CHANGE DURING THE TENDER OFFER PERIOD, BECAUSE OF INVESTMENT DIRECTION CHANGES YOU MAY MAKE. You may not tender more shares than are held in your 401(k) Plan account at 5:00 P.M., New York City time, on Wednesday, January 5, 2005, the deadline for returning the Amended Direction Form, unless the tender offer is further extended, in which case you may not tender more shares than are held in your 401(k) Plan account on 5:00 p.m. New York City time, on the second business day prior to the expiration of the tender offer as extended. If you authorize and direct Bankers Trust to tender more shares than are held in your 401(k) Plan account on the applicable deadline, then Bankers Trust will tender ALL of the shares held in your 401(k) Plan account.



     If you wish to tender shares from your 401(k) Plan account, you must specify the following on the Amended Direction Form:


     - Whether or not you wish to tender all shares held in your 401(k) Plan account, or just some shares. If you specify that you only wish to tender a certain number of shares, then Bankers Trust will only tender that specified number if your account contains at least that number of shares. If your 401(k) Plan account contains less than the number of shares you specified to tender, Bankers Trust will tender all shares in your 401(k) Plan account;


     - Whether you are willing to sell the shares in your 401(k) Plan account to the Company at the price determined by the Company in the tender offer (which may have the effect of lowering the purchase price and could result in your receiving a price per share as low as $33.50); or



     - If not, you must specify the price or prices, not greater than $38.50 nor less than $33.50 per share, at which you are willing to sell the shares in your 401(k) Plan account to the Company under the tender offer. Prices may be specified in increments of $0.50. You should take special note of
       Item 3 below when submitting your tender instructions.


     When considering whether or not to participate in the tender offer, it is important that you note the following:


          1. If American Stock Transfer does not receive your Amended Direction Form by 5:00 p.m., New York City time, on Wednesday, January 5, 2005, two business days before the Expiration Date, then American Stock Transfer will not have sufficient time to process your Amended Direction Form. In such case, Bankers Trust will not tender any shares held on your behalf in the 401(k) Plan. If the tender offer is further extended, the deadline for receipt of your Amended Direction Form will be 5:00 p.m., New York City time, two business days prior to the expiration of the tender offer, as extended.



          2. Shares held in your 401(k) Plan account may be tendered at prices not greater than $38.50 nor less than $33.50 per share, subject to the price-based repurchase limitations of the 401(k) Plan discussed in 3 below.



          3. The 401(k) Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if you elect to tender shares held in your 401(k) Plan account at a price that is lower than the closing sale price of shares on Nasdaq on the Expiration Date, the tender price you elect will be deemed to have been increased to the closest tender price that is not less than that closing price. This may result in such shares not


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     being eligible for purchase. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $38.50), your shares will not be eligible for purchase.



          4. The Company's board of directors has approved the making of the tender offer. However, neither the Company nor its board of directors nor any fiduciary of the 401(k) Plan is making any recommendation as to whether you should authorize and direct Bankers Trust to tender, or refrain from tendering, shares held in your 401(k) Plan account or at what purchase price you should choose to tender these shares. You must review the Offer to Purchase and the related Amended Letter of Transmittal and make your own decision as to these matters.


          5. Your tender instructions will be held in strict confidence. Individual tender instructions will be disclosed only as necessary to complete the tender offer.


          6. You may increase, decrease or withdraw your election to tender at any time prior 5:00 p.m. on Wednesday, January 5, 2005. To do so, you must revoke your previously submitted Amended Direction Form or your Original Direction Form (if applicable) by sending a written notice of withdrawal to American Stock Transfer. The mailing address is as follows:


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                      59 Maiden Lane, Plaza Level -- Lobby
                            New York, New York 10038


          The notice of withdrawal must include your name, address and social security number and your instructions to withdraw your previously submitted Amended Direction Form or your Original Direction Form (if applicable). The notice of withdrawal must be received by American Stock Transfer by the deadline noted above to be valid. The notice of withdrawal will serve to completely withdraw all previously tendered shares from the tender offer. If you wish to submit new tender instructions, you may do so by sending American Stock Transfer a new Amended Direction Form. Remember, you must revoke your previously submitted Amended Direction Form or your Original Direction Form (if applicable) by sending the written notice of withdrawal to American Stock Transfer before you resubmit a new Amended Direction Form. Unless the tender offer is further extended, the final Amended Direction Form or your Original Direction Form (if applicable) submitted (and not withdrawn) by you prior to 5:00 p.m. on Wednesday, January 5, 2005 will be the instruction tendered. You may obtain additional Amended Direction Forms by contacting American Stock Transfer at 1-800-937-5449.



          If the exchange offer is further extended, you will again be able to increase, decrease or withdraw your Amended Direction Form or your Original Direction Form (if applicable) until 5:00 p.m. New York City time two business days prior to the expiration of the exchange offer as extended (e.g., 5:00 p.m., New York City time on day 8 assuming a 10-day extension).


          American Stock Transfer will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in its sole discretion, and its decisions shall be final and binding.


          7. If you want to participate in the tender offer and wish to maximize the chance of having the Company accept for purchase all the shares held in your 401(k) Plan account which you are tendering, you should check the box marked "Shares Tendered at Price Determined Under the Tender Offer" in the Amended Direction Form and complete the other portions as appropriate. Doing so will result in you receiving a price per share that could be as low as $33.50 or as high as $38.50, subject to the price-based repurchase limitations of the 401(k) Plan discussed in 3 above and will have the same effect as if you had selected the minimum price of $33.50 per share.



          8. If you wish to select a specific price at which you will be tendering your shares held in your 401(k) Plan account, you should select one of the boxes in the section captioned "Price Per Share At Which Shares Are Being Tendered" in the enclosed Amended Direction Form and complete the other portions as appropriate.


NO "ODD LOT" PRIORITY

     Participants in the 401(k) Plan may not take advantage of the "odd lot" priority described in Section 1 of the Offer to Purchase.

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NO FRACTIONAL SHARES

     As a participant in the 401(k) Plan, you may direct the tender of some or all of the shares held on your behalf in your 401(k) Plan account; however, you may only direct the tender of whole shares. You may not direct the tender of fractional shares held on your behalf in your 401(k) Plan account.

CONDITIONAL TENDERS


     Under certain circumstances, the Company may prorate the number of shares purchased in the tender offer. A participant in the 401(k) Plan may tender shares held in his or her 401(k) Plan account subject to the condition that a specified minimum number of his or her shares tendered must be purchased if any shares tendered are purchased from the participant. If you wish to make a conditional tender, you must indicate this in the box captioned "Conditional Tender" in the Amended Direction Form. In that box, you must calculate and appropriately indicate the minimum number of vested shares that must be purchased if any are to be purchased. After the tender offer expires, if more than 500,000 shares are properly tendered and not withdrawn and the Company must prorate acceptance of and payment for tendered shares, the Company will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally, and not withdrawn. If the effect of this preliminary proration would be to reduce the number of shares to be purchased from any participant below the minimum number specified by that participant, the conditional tender will automatically be regarded as withdrawn, unless chosen by lot for reinstatement as discussed in Section 6 of the Offer to Purchase.


TAX CONSIDERATIONS

     While participants will not recognize any immediate tax gain or loss as a result of the tender of any shares, the tax treatment of future distributions from the 401(k) Plan may be adversely impacted by a tender and sale of shares held through the 401(k) Plan. Specifically, under current federal income tax rules, if you receive a distribution of shares from the 401(k) Plan that have increased in value while they were held by the 401(k) Plan, under certain circumstances (e.g., a lump-sum distribution of the employee's balance in the 401(k) Plan) you may have the option of not paying tax on this increase in value, which is called "net unrealized appreciation," until you sell the shares. When the shares are sold, any gain up to the amount of the net unrealized appreciation determined at the time the shares are distributed is taxed as long-term capital gain. Any part of the gain in excess of such untaxed net unrealized appreciation may be a short-term or long-term capital gain, depending on the length of the employee's holding period before the sale. Tax rates or capital gains may be lower for certain participants than the tax rates on ordinary income (which apply to all other distributions under the 401(k) Plan). The employee's holding period for shares distributed from the 401(k) Plan will begin on the date following the date the 401(k) Plan delivers the stock to the transfer agent with instructions to reissue the stock in the employee's name. If shares credited to your 401(k) Plan account are purchased by the Company in the tender offer, you will no longer be able to take advantage of the tax benefit on the deferral of tax on the net unrealized appreciation. You are advised to consult with your tax advisor concerning your decision to participate in the tender offer.

     This is only a brief summary of certain tax considerations. You are strongly urged to consult with your tax advisor as to the issues described above.

FOR FURTHER INFORMATION

     If you have any questions concerning the tender of shares held in your 401(k) Plan account, please contact the Company's 401(k) Plan administrator, Tami Pauley, at 402-661-2583.
--------------------------------------------------------------------------------


     REMEMBER: EXCEPT AS SET FORTH BELOW, IF YOU DO NOT COMPLETE THE ENCLOSED AMENDED DIRECTION FORM AND RETURN IT TO AMERICAN STOCK TRANSFER BY 5:00 P.M., NEW YORK CITY TIME ON WEDNESDAY, JANUARY 5, 2005, YOU WILL BE DEEMED TO HAVE ELECTED NOT TO PARTICIPATE IN THE TENDER OFFER AND NO SHARES CREDITED TO YOUR 401(K) PLAN ACCOUNT WILL BE TENDERED IN THE TENDER OFFER.



     PARTICIPANTS IN THE 401(K) PLAN THAT SPECIFIED ON AN ORIGINAL DIRECTION FORM THAT THEY ARE WILLING TO SELL A PERCENTAGE OF THE SHARES HELD IN THEIR 401(K) PLAN


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ACCOUNT AT THE PRICE RANGE DETERMINED BY THE COMPANY IN THE TENDER OFFER, AND
THAT DO NOT WISH TO CHANGE THAT DIRECTION DO NOT NEED TO TAKE ANY ACTION IN RESPONSE TO THIS LETTER.



     IF YOU SUBMIT A COMPLETED AND EXECUTED AMENDED DIRECTION FORM ELECTING TO TENDER THE SHARES HELD IN YOUR ACCOUNT, BUT DO NOT INDICATE THE NUMBER OF SHARES HELD IN YOUR ACCOUNT YOU WISH TO TENDER, YOU WILL BE DEEMED TO HAVE DIRECTED BANKERS TRUST TO TENDER ALL OF YOUR SHARES, AND THE TRUSTEE WILL TENDER ALL OF THE SHARES HELD IN YOUR ACCOUNT. IF THE AMENDED DIRECTION FORM IS NOT SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED.


     IF YOU DO NOT WISH TO TENDER THE SHARES HELD IN YOUR 401(K) PLAN ACCOUNT, TAKE NO ACTION.

                                        7
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                             AMENDED DIRECTION FORM



                              VERTRUE INCORPORATED

                           401(K) PROFIT SHARING PLAN


    SUPPLEMENT TO THE OFFER TO PURCHASE COMMON STOCK OF VERTRUE INCORPORATED



BEFORE COMPLETING THIS AMENDED DIRECTION FORM, YOU SHOULD REFER TO THE "AMENDED
      LETTER FROM BANKERS TRUST CO., NA TO THE PARTICIPANTS IN THE VERTRUE INCORPORATED 401(k) PROFIT SHARING PLAN" (THE "AMENDED LETTER TO 401(k) PLAN
 PARTICIPANTS"). IF YOU WISH TO TENDER DIFFERENT GROUPS OF SHARES AT DIFFERENT PRICES, YOU MUST COMPLETE A SEPARATE AMENDED DIRECTION FORM FOR EACH GROUP OF
                   SHARES WHICH WILL HAVE A DIFFERENT PRICE.



     To Bankers Trust Co., NA ("Bankers Trust"), the Trustee and the Holder of Record of the Shares of Vertrue Incorporated (the "Company") Common Stock Held in the Vertrue Incorporated 401(k) Profit Sharing Plan (the "401(k) Plan"):



     I am a participant in the 401(k) Plan who has shares of the Company's common stock, $0.01 par value per share in my 401(k) Plan account. As such, I have received a copy of the Offer to Purchase dated November 15, 2004 (the "Original Offer to Purchase"), the Supplement to the Offer to Purchase dated December 20, 2004 (the "Supplement", together with the Original Offer to Purchase, as they may be amended or supplemented, the "Offer to Purchase") and related amended Letter of Transmittal (the "Amended Letter of Transmittal"), which together as they may be amended or supplemented from time to time constitute the "tender offer", relating to the tender offer by the Company to purchase up to 500,000 shares of its common stock at a price not greater than $38.50 nor less than $33.50 per share, without interest. I have also received a copy of the Amended Letter to 401(k) Plan Participants relating to the tender offer by the Company.



     This Amended Direction Form will authorize and direct Bankers Trust to tender a number of shares allocated to my 401(k) Plan account as indicated below upon the terms and subject to the conditions set forth in the Offer to Purchase, the Supplement and related Amended Letter of Transmittal.



     I understand that the maximum number of shares that I can tender in the tender offer (unless I own shares outside of the 401(k) Plan) is the number of shares that are held in my 401(k) Plan account as of 5:00 p.m. New York City time, on Wednesday, January 5, 2005.



     I also understand that that 401(k) Plan is prohibited from selling shares to the Company for a price that is less than the prevailing market price. Accordingly, if I elect to tender shares held in my 401(k) Plan account at a price that is lower than the closing sale price of shares on The Nasdaq National Market on Friday, January 7, 2005, the expiration date of the tender offer, the tender price I elect will be deemed to have been increased to the closest tender price that is not less than that closing price. This may result in such shares not being eligible for purchase. Additionally, if the prevailing market price is higher than the highest tender price (i.e., $38.50), your shares will not be eligible for purchase.


               PRICE PER SHARE AT WHICH SHARES ARE BEING TENDERED

 (SEE INSTRUCTION 8 OF THE ATTACHED AMENDED LETTER TO 401(K) PLAN PARTICIPANTS)


                                     BOX A

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER


     By checking one of the boxes below INSTEAD OF BOX B BELOW, I wish to have authorize and direct Bankers Trust to tender at the price checked ____% of the shares in my 401(k) Plan account (percentage indicated should not exceed 100%). I understand this action could result in none of my shares being purchased if the actual purchase price for the shares is less than the price that I have checked below. If the purchase price for the shares is equal to or greater than the priced checked, then the shares purchased by the Company will be purchased at the price so determined. If I wish to tender shares at more than one price, I must complete a separate Amended Direction Form for each price at which shares are tendered.



     PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (CHECK THE APPROPRIATE BOX TO INDICATE THE TENDER PRICE, NOT TO BE LESS THAN $33.50 AND NOT TO EXCEED $38.50):



[ ] $33.50     [ ] $34.50     [ ] $35.50     [ ] $36.50     [ ] $37.50     [ ] $38.50
[ ] $34.00     [ ] $35.00     [ ] $36.00     [ ] $37.00     [ ] $38.00

                                    -- OR --

                                     BOX B

           SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER


[ ] By checking this box, I represent that I want to maximize the chance of having the Company purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box INSTEAD OF ONE OF THE BOXES IN BOX A ABOVE, I wish to authorize and direct Bankers Trust to tender ____% of shares in my 401(k) Plan account (percentage indicated should not exceed 100%) and am willing to accept the purchase price determined by the Company in accordance with the terms of the tender offer. I understand this action has the same effect as if I selected the minimum price of $33.50 per share or the maximum price of $38.50 per share.


                               CONDITIONAL TENDER

    I understand that I may tender shares subject to the condition that a specified minimum number of my shares tendered are purchased (as described in Section 6 of the Offer to Purchase). Unless the minimum number of shares indicated below is purchased by the Company in the tender offer, none of the shares tendered by me will be purchased. I understand that it is my responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and the Company urges me to consult my own tax advisor before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

[ ]  Minimum number of shares that must be purchased, if any are purchased:
________ shares.

    If, because of proration, the minimum number of shares designated are not purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, I understand that I must have tendered all of my shares and checked the box below.

[ ]  The tendered shares represent all shares held in my 401(k) Plan account.
--------------------------------------------------------------------------------


    Cash received from any shares tendered and accepted for payment by the Company will be deposited into my 401(k) Plan account in the Principal Stable Value Fund until I allocate the purchase price among the various investment choices under the 401(k) Plan in accordance with the terms of the 401(k) Plan. Any shares tendered by me but not accepted by the Company in the tender offer will be credited back to my 401(k) Plan account as shares of common stock in the Vertrue Stock Fund in my 401(k) Plan account.


    I understand and declare that if the tender of my shares is accepted, the payment therefore will be full and adequate compensation for these shares.

                                   SIGNATURE

Authorized Signature:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------

Name (Please Print):
--------------------------------------------------------------------------------

Address (Including Zip Code):
--------------------------------------------------------------------------------

Phone Number (Including Area Code):
--------------------------------------------------------------------------------

Social Security Number:
--------------------------------------------------------------------------------


    THIS AMENDED DIRECTION FORM MUST BE COMPLETED AND SIGNED IF YOUR SHARES HELD IN THE 401(K) PLAN ARE TO BE TENDERED IN THE TENDER OFFER. IF YOU DO NOT SIGN THE AMENDED DIRECTION FORM, IT WILL NOT BE ACCEPTED. PLEASE RETURN THIS AMENDED DIRECTION FORM AS FOLLOWS:


                   AMERICAN STOCK TRANSFER AND TRUST COMPANY
                      59 MAIDEN LANE, PLAZA LEVEL -- LOBBY
                               NEW YORK, NY 10038


    YOUR AMENDED DIRECTION FORM MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, WEDNESDAY, JANUARY 5, 2005.


    YOUR TENDER DIRECTIONS WILL BE HELD IN STRICT CONFIDENCE. INDIVIDUAL TENDER DIRECTIONS WILL BE DISCLOSED ONLY AS NECESSARY TO COMPLETE THE TENDER OFFER.

    IF YOU DO NOT WISH TO TENDER YOUR SHARES HELD IN THE 401(K) PLAN, TAKE NO ACTION.

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